GUIDESTONE FUNDS
                          MEDIUM-DURATION BOND FUND (the "Fund")

CUSIP: 251591AU7
Quarterly Report from Adviser for the Quarter Ending 3/31/2010
PROCEDURES PURSUANT TO RULE 10f-3*

(1)  Name of Underwriters                        Bank of America
                                                 Merrill Lynch
                                                 Deutsche Bank
                                                 Securities Inc,
                                                 UBS Securities,
                                                 Goldman, Sachs
                                                 & Co.

(2)  Name of Issuer                              DEVELOPERS DIVERSIFIED R

(3)  Title of Security                           DDR7 1/2 04/01/17

(4)  Date of Prospectus or First Offering        3/16/2010

(5)  Amount of Total Offering                    300,000,000

(6)  Unit Price                                  99.995

(7)  Underwriting Spread or Commission           0.950%

(8)  Rating                                      Baa3/BB/BB

(9)  Maturity Date                               4/1/2017

(10) Current Yield                               7.500%

(11) Yield to Maturity                           7.500%

(12) Subordination Features                      Sr. Unsecured

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

[PAGE BREAK]

                              GUIDESTONE FUNDS
                     MEDIUM-DURATION BOND FUND (the "Fund")

CUSIP: 251591AU7
Quarterly Report from Adviser for the Quarter Ending 3/31/2010
PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13) Nature of Political Entity, if any,
     including in the case of revenue bonds,
     underlying entity supplying the revenue        N/A

(14) Total Par Value of Bonds Purchased            375,000

(15) Dollar Amount of Purchases ($)                374,981

(16) Number of Shares Purchased                    375,000

(17) Years of Continuous Operation                 The company has
     (excluding municipal securities; see          been in
     (25)(d) below)                                continuous
                                                   operation for
                                                   greater than
                                                   three years.

(18) % of Offering Purchased by Fund               0.125%

(19) % of Offering Purchased by all other GSAM
     managed Portfolios and Accounts               9.875%

20) Sum of (18) and (19)**                         10.00%

(21) % of Fund's Total Assets applied to
     Purchase                                      0.15%

(22) Name(s) of Underwriter(s) or Dealer(s)
     from whom Purchased                           Deutsche Bank

(23) Is the Adviser, any Sub-Adviser or any
     person of which the Adviser or Sub-Adviser
     is an "affiliated person", a Manager or
     Co-Manager of the Offering?                   Yes

(24) Were Purchases Designated as Group
     Sales or otherwise allocated to the
     Adviser, any Sub-Adviser or any person
     of which the Adviser or Sub-Adviser is an
     "affiliated person"?                          No

(25) Have the following conditions been satisfied:
     (a)  The securities were part of an
          issue registered under the
          Securities Act of 1933, as amended,
          which is being offered to the
          public, or were U.S. government
          securities, as defined in Section
          2(a)(29) of the Securities Exchange
          Act of 1934, or were securities sold in
          an Eligible Foreign Offering or were
          securities sold in an Eligible Rule
          144A Offering?                         Yes








                              GUIDESTONE FUNDS
                  MEDIUM-DURATION BOND FUND (the "Fund")

CUSIP: 251591AU7
Quarterly Report from Adviser for the Quarter Ending 3/31/2010
PROCEDURES PURSUANT TO RULE 10f-3 - Continued

      (b)  The securities were purchased
           prior to the end of the first day
           on which any sales to the public were
           made, at a price that was not more
           than the price paid by each other
           purchaser of securities in that
           offering or in any concurrent
           offering of the securities
           (except, in the case of an
           Eligible Foreign Offering, for any
           rights to purchase required by law to
           be granted to existing security holders
           of the issue) or, if a rights offering,
           the securities were purchased on or before
           the fourth day preceding the day on which
           the rights offering terminated.             Yes

     (c)  The underwriting was a firm commitment
          underwriting?                                 Yes

     (d)  With respect to any issue of municipal
          securities to be purchased, did the
          securities receive an investment
          grade rating from at least one
          unaffiliated nationally recognized
          statistical rating organizations, or
          if the issuer of the municipal
          securities to purchased, or the
          entity supplying the revenues from
          which the issue is to be paid , shall
          have been in continuous operation for less
          than three years (including the
          operation of any predecessors), did
          the securities receive one of the
          three highest ratings from one
          such rating organization?                   N/A


/s/ Steve Goldman
Portfolio Manager